Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
February 4, 2013	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Announces Termination of Regulatory Consent Order

Regulatory Agreement Had Been In Place Since June 2010

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) announced that its wholly-owned banking subsidiary, The Palmetto Bank (the “Bank”), received notification from the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions (the “Supervisory Authorities”) that the Consent Order the Bank had been operating under since June 2010 was terminated effective January 30, 2013.

“Termination of this regulatory agreement is a fitting start to 2013 for The Palmetto Bank,” said Samuel L. Erwin, President and Chief Executive Officer of the Bank. “This positive action by the banking regulators is further confirmation that the execution of our Strategic Plan is yielding the desired results. Over the past year, we improved the electronic delivery of our banking services to enhance our clients’ experience, introduced expanded products and services such as our Small Business Administration lending, Corporate Banking and e-Treasury services, and returned to quarterly profitability starting in the third quarter. We are excited to begin 2013 with positive momentum to continue the rich heritage and long legacy of our 106 year old institution.”

Although the Consent Order has been terminated, certain regulatory requirements and restrictions remain, including requirements to continue to improve credit quality and earnings, restriction prohibiting dividend payments without prior approval from the Supervisory Authorities, and the maintenance of a specified leverage capital ratio.

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 106-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate through 25 branch locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage, Credit Cards and Indirect Auto), Commercial Banking (including Small Business Administration loans, Business Banking, Corporate Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Investments, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.